BY-LAWS

                                ARTICLE I

                                OFFICES

        SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

        SECTION 1.2. OTHER OFFICES. The Corporation may also have other offices and places of business, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

        SECTION 2.1. PLACE. The annual meeting of the stockholders for the election of directors and for any other proper business, and all special meetings of stockholders for that or for any other purpose, may be held at such time(subject to Section 2.2 hereof) and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

        SECTION 2.2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on the first Tuesday of March of each year, or at such time in March or April as may be fixed from time to time by the Board of Directors, the first such meeting to be held in 1995.

        SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board or at the request in writing of stockholders owning not less than thirty percent (30%) of all shares of common stock issued and outstanding. Any such request shall state the purpose or purposes of the proposed meeting. Whenever a special meeting shall be called by request of the stockholders as described above, such meeting must be held not more than fifteen (15) days after the making of the request. Business transacted at a special meeting shall be confined to the purposes stated in the notice, except upon the unanimous consent of all the stockholders entitled to such notice.

        SECTION 2.4. NOTICE. Written notice of the place, date and hour of any annual or special meeting of the stockholders shall be given in accordance with Article V hereof to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting except that when the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting.

The notice of any meeting shall state, in addition, the purpose or purposes for which the meeting is called and, if a special meeting, by or at whose direction it is being called.

When a meeting is adjourned to another time or place, for any reason other than because of the absence of a quorum, it shall not be necessary to give any notice of the adjourned meeting if the time and place of adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days, or if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


        SECTION 2.5. STOCKHOLDERS LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 2.6. QUORUM. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting to some future time not less than six nor more than twenty days later, and the Secretary shall thereupon give at least three days' notice by mail to each stockholder entitled to vote who was absent from such meeting. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

        SECTION 2.7. VOTING. Each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such stockholder. All elections for directors and, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such question. No vote on any questions upon which a vote of the stockholders may be taken need be by ballot, unless the Chairman of the Meeting shall order that such vote be taken by ballot.

        SECTION 2.8. PROXIES. Every proxy must be executed in writing, dated and signed by the stockholder or by his attorney-in-fact and filed with the Secretary. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it or of his legal representatives or assigns, except in those cases where an irrevocable proxy is permitted by law.

        SECTION 2.9. ACTION WITHOUT MEETING. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation or these By-laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of all outstanding shares entitled to vote thereon shall consent in writing to the taking of such action.


                                ARTICLE III

                                DIRECTORS

        SECTION 3.1. NUMBER AND TERM. The number of directors which shall constitute the whole Board shall initially be one and may be changed from time to time by vote of the stockholders. No decrease shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders of the Corporation. Except as provided in Section 3.4, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until their successor has been elected and shall qualify or until their prior resignation or removal.

        SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 3.3. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the Board of Directors. Directors may be removed without cause only by vote of all the stockholders holding a majority of the shares then outstanding at any special meeting called for that purpose or at any annual meeting.

        SECTION 3.4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation death or removal shall be elected to hold office for the unexpired term of his predecessor.

        SECTION 3.5. POWERS. The affairs, property and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by or reserved to the stockholders.


                                ARTICLE IV

                           MEETINGS OF THE BOARD

        SECTION 4.1. PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        SECTION 4.2. MEETINGS OF THE BOARD.
4.2.1.	The annual meeting of the Board shall be held within ten (10) days of each annual meeting of stockholders at such time and place as shall be fixed from time to time by resolution of the Board of Directors. Other regular meetings of the Board of Directors shall be held at such time and place and upon such notice as the Board shall from time to time by resolution prescribe.

4.2.2.	Special meetings of the Board may be called by the President or
Chairman of the Board at any time. Upon the written request of two directors, the President, Chairman of the Board or Secretary must call a special meeting to be held not more than ten days after receipt of such request. Notice of a special meeting shall be served upon each director at least three days before the day therein designated for such meeting. The notice of meeting need not set forth the purpose or purposes of the meeting.

4.2.3.	A majority of directors present whether or not a quorum is present may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

        SECTION 4.3. QUORUM: ACT OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to be and constitute a quorum for the transaction of business. Except as otherwise required by law or the Certificate of

Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. For purposes of the foregoing, any director who participates in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at such meeting.

        SECTION 4.4. EXECUTIVE, FINANCE AND OTHER COMMITTEES. The
Board of Directors, by resolution adopted by a majority of the entire
Board, may designate from among its members an Executive Committee, a Finance and Administration Committee and such other committees as the Board may from time to time determine, each committee to consist of three or more directors, and each of which Committees shall, to the extent provided in the applicable resolution, have all the authority of the Board to the fullest extent permitted by law. The Board may designate one or more directors as alternate members of any such Committee who may replace any absent member or members at any meeting of any such Committee. Each such Committee or any member thereof shall serve at the pleasure of the Board. For purposes of the foregoing, any member who participates in any meeting of the committee concerned by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at suchmeeting.

        SECTION 4.5. COMPENSATION. Directors, as such, shall not receive any stated salary for their services. However, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of any committee of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 4.6. ACTION WITHOUT MEETING. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board of Directors consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board; and such written consent or consents shall have the same effect as a unanimous vote at a meeting of the Board of Directors at which all members thereof were present and voted.


                                ARTICLE V

                                 NOTICES

        SECTION 5.1. FORM; DELIVERY. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail (airmail if over 200 kilometers distance) or by fax. Notice by mail shall be deemed to be given at the time when deposited in the mail, postage prepaid, and directed to directors or stockholders at their addresses appearing on the records of the Corporation.

        SECTION 5.2. WAIVER. Whenever a notice is required to be given by any law or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                ARTICLE VI

                                 OFFICERS

        SECTION 6.1. OFFICERS. The officers of the Corporation shall include a President and a Secretary, who shall be appointed by the Board of Directors and shall hold office until their successors are appointed. In addition, the Board of Directors may elect a Chairman of the Board of Directors, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Treasurer, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation (other than the Chairman and Vice-Chairman of the Board) need be directors. Except as otherwise provided in these By-laws or by resolution of the Board of Directors, all officers having the same general title shall be equal to each other in rank and authority. The officers shall be elected at the meeting of the Board of Directors following each annual meeting of stockholders. Should more than two persons be nominated for the same office, and on the first vote no nominee shall receive a vote of a majority of the entire Board, then a second vote shall be taken, with only the two nominees who received the first and second highest number of votes on the first voting remaining as candidates for such office. Any number of offices may be held by the same person, except that the offices of President and Secretary shall be held by different persons. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the Board of Directors.

        SECTION 6.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers, agents and holders of powers of attorney as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 6.3. COMPENSATION. The compensation of Senior Vice Presidents and above shall be fixed by the Board of Directors, and the compensation of other officers and agents shall either be so fixed or shall be fixed by officers thereunto duly authorized. The fact that any officer is a director shall not preclude him from receiving a salary or from being present and being counted to make up a quorum in voting upon a resolution by which such salary is fixed.

        SECTION 6.4. VACANCIES. If an office becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reappointed by the Board of Directors.

        SECTION 6.5. TRANSFER OF PROPERTY POSSESSED BY OFFICER ON RESIGNATION OR REMOVAL. In case any officer shall resign or be removed from office as provided by these By-laws, or in the event his term of office otherwise expires, such officer shall forthwith deliver all property of the Corporation in his possession or under his control to some person to be designated by the Board of Directors or by the President of the Corporation.

        SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors (if any) shall preside at all meetings of the stockholders and of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 6.7. VICE-CHAIRMAN OF THE BOARD. In the absence or incapacity of the Chairman (if any), the Vice-Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

        SECTION 6.8. PRESIDENT. The President shall be chief executive officer of the Corporation and shall have general and active management of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman or Vice-Chairman of the Board (if any), the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall cause to be called regular and special meetings of the stockholders and directors in accordance with the requirements of law and of these By-laws. He shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

        SECTION 6.9. EXECUTIVE VICE PRESIDENT(S). The Executive Vice President(s), acting under the direction of the President, shall manage the business and affairs of the Corporation and shall have such other powers and duties as may from time to time be assigned to him or them by the Board of Directors or the President.

        SECTION 6.10. SENIOR VICE PRESIDENT(S); VICE PRESIDENT(S); ASSISTANT VICE PRESIDENT(S). Each Senior Vice President, Vice President, and Assistant Vice President shall be the head of such group or unit as the Board of Directors shall from time to time determine and shall have such powers, duties and responsibilities as the Board of Directors or the President may prescribe.

        SECTION 6.11. THE SECRETARY AND ASSISTANT SECRETARY(IES).
The Secretary shall attend all meetings of the Board of Directors and all meetings of the stock-holders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees, if required.
He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the Seal of the Corporation and he or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the Seal of the Corporation and to attest the affixing by his signature. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

        The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 6.12. THE TREASURER OR SENIOR FINANCIAL OFFICER; AND ASSISTANT TREASURER(S). The Treasurer, or the senior financial officer of the Corporation if there be no Treasurer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer (or as senior financial officer) and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
He shall exhibit his books of account to any director of the Corporation upon application at the office of the Corporation during business hours and shall further perform all other duties incident to the office of Treasurer.

        The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 6.13. THE CONTROLLER AND ASSISTANT CONTROLLER(S).
The Controller shall be one of the principal accounting officers having supervision over the accounting books, accounting records and forms of the Corporation. The Controller shall have such duties as the President or the Board of Directors may from time to time determine or assign to him, which duties may include the signing of checks, drafts and orders for the payment of money when so authorized by the Board of Directors.

The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Controller or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.



                                ARTICLE VII

                           CERTIFICATES OF STOCK

        SECTION 7.1. FORM; SIGNATURE. The certificates for shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, the designation of the series, if any, the date of issue and shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board of Directors, the President or an Executive Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each certificate shall be sealed with the Seal of the Corporation, which may be affixed by any of the above named officers after the same has been signed, as above provided. All certificates exchanged or returned to the Corporation shall be marked "Canceled" with the date of the cancellation by the Secretary and shall be immediately affixed in the certificate book opposite the memorandum of their issue.

        SECTION 7.2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 7.3. TRANSFER OF SHARES. The shares of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name they appear on said books or by his legal representative, upon surrender of the certificate properly endorsed. In case of transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered and canceled before a new certificate will be issued. No share shall be transferred until all previous calls thereon shall have been fully paid in. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the stockholders.

        SECTION 7.4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and to hold liable for calls and assessments a person registered on its books as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        SECTION 7.5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

        In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as stockholders for the purpose of any other action, notwithstanding any registration of transfer of stock on the books of the Corporation after any such record date so fixed.

        If no record date is fixed: (1) the record date for determining the stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; (2) the record date for determining the stockholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any purpose other than those specified in subparagraphs (1) and (2) shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.


                                ARTICLE VIII

                             GENERAL PROVISIONS

        SECTION 8.1. DIVIDENDS. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation and the provisions of the Delaware General Corporation Law.


        SECTION 8.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 8.3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        SECTION 8.4. EXECUTION OF INSTRUMENTS All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by the President or a Vice President, or by such other officer or officers as the Board of Directors or the President may from time to time designate.

        SECTION 8.5. CERTAIN RESTRICTIONS ON AUTHORITY OF OFFICERS.
In addition to any provisions of these By-laws regarding the authority of the various officers of the Corporation, the stockholders, or the Board of Directors subject to the control of the stockholders, may by resolution impose monetary or other restrictions on the authority of various officers of the Corporation to enter into contracts or other transactions on behalf of the Corporation.

        SECTION 8.6. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

        SECTION 8.7. SEAL. The Seal of the Corporation shall be circular in form and bear the name of the Corporation, and the year of its incorporation. The Seal may be used by causing it to be impressed directly on the instrument or writing to be sealed or upon adhesive substance affixed thereto. The Seal of the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.


                                ARTICLE IX

                        INDEMNIFICATION AND INSURANCE

        SECTION 9.1. INDEMNIFICATION. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under Section 145(a) through (e) of the Delaware General Corporation Law or the indemnification provisions of any successor statute. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Section
145 of the Delaware General Corporation Law. The foregoing rights of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification or advancement of expenses to which any such person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 9.2. INSURANCE The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, to the full extent allowable under Section 145(g) of the Delaware General Corporation Law.


                                 ARTICLE X

                                AMENDMENTS

        SECTION 10.1. POWER OF STOCKHOLDERS TO AMEND. These By-laws may be altered, amended, repealed or added to by the affirmative vote of stockholders representing a majority of the entire outstanding capital stock having voting power at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been given to each stockholder of record entitled to vote at such meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-laws. Only such changes shall be made as have been specified in the notice. If, however, all the stockholders shall be present at any annual or special meeting, these By-laws may be amended by a unanimous vote, without any previous notice.